Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Southland Holdings, Inc. of our report dated March 21, 2023, relating to the consolidated financial statements of Southland Holdings, Inc. (f/k/a Legato Merger Corp. II), which appears in Southland Holdings, Inc’s. (f/k/a Legato Merger Corp. II) Annual Report on Form 10-K, for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

New York, New York

June 6, 2023